Exhibit 99.1

Contact: Lucas Binder VP Corporate Development & Investor Relations 303-927-4951 lucas.binder@wowinc.com

WOW! ANNOUNCES RESULTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016

ENGLEWOOD, CO — (March 23, 2017) - WideOpenWest Finance, LLC (“WOW!”), a leading, fully integrated provider of residential and commercial high-speed data, video and telephony services to customers in the United States, today announced financial and operating results for the year ended December 31, 2016.

Financial & Operating Highlights (1)

For the year ended December 31, 2016, WOW! reported Total Revenue of $1.237 billion, Net Loss of ($146.7) million and Adjusted EBITDA of $463.6 million, representing a year-over-year increase in Total Revenue of $19.9 million, or 1.6%, a year-over-year expansion in Net Loss of $104.0 million and a year-over-year increase in Adjusted EBITDA of $19.7 million, or 4.4%, over the year ended December 31, 2015.

For the year ended December 31, 2016, WOW! reported Transaction Adjusted Total Revenue of $1.208 billion and Transaction Adjusted EBITDA of $445.7 million, representing a year-over-year increase in Transaction Adjusted Total Revenue of $13.0 million, or 1.1%, and a year-over-year increase in Transaction Adjusted EBITDA of $16.6 million, or 3.9%.

On a Transaction Adjusted basis, for the year ended December 31, 2016, WOW! reported a 10,100 increase in Total Customers over the year ended December 31, 2015 (an improvement of 40,800 from the year ended results of December 31, 2015), which includes an increase of 20,600 HSD RGUs (an improvement of 35,700 over the year ended results of December 31, 2015).

Conference Call

WOW! will host a conference call on Friday, March 24, 2017, at 11:00 a.m. Eastern to discuss the operating and financial results contained in this press release.  Conference call information is as follows:

Call Date:	Friday, March 24, 2017	Call Time:	11:00 a.m. Eastern
Dial In:	(877) 541-5069	Intn’l Dial In:	(443) 842-7607
Conf. ID:	75105902

A recording of the conference call will be available approximately two hours after the completion of the call until April 24, 2017.  The dial-in number for this replay is (855) 859-2056.

(1)         Refer to “Definitions of Non-GAAP Financial Measures and Operating Metrics”, “Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures”, and “Unaudited Transaction Adjusted Condensed Consolidated Financial and Subscriber Information” in this Earnings Release for definitions and information related to Adjusted EBITDA and Transaction Adjusted financial and subscriber information.

The following unaudited condensed consolidated statements of operations summarizes information in our Form 10-K for the quarter and year ended December 31, 2016, as furnished on March 23, 2017, with the United States Securities and Exchange Commission (“SEC”).  For ease of use, references in this release to “WOW!” means WideOpenWest Finance, LLC and its consolidated subsidiaries.

WideOpenWest Finance, LLC

Condensed Consolidated Statements of Operations (Unaudited)(1)

($ in millions)

	Three months ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015

Revenue
Residential subscription	$243.4	$242.9	$966.3	$987.3
Commercial subscription	28.9	25.6	109.1	99.7
Total subscription revenue	272.3	268.5	1,075.4	1,087.0
Other commercial services	13.8	5.9	45.6	24.0
Other	29.9	26.9	116.0	106.1
Total Revenue	316.0	301.3	1,237.0	1,217.1

Costs and expenses:
Operating (excluding depreciation & amortization)	169.2	165.5	668.3	678.6
Selling, general and administrative	30.2	27.4	116.4	110.6
Depreciation and amortization	52.0	54.9	207.0	221.1
Management fee to related party	0.4	0.5	1.7	1.9
	251.8	248.3	993.4	1,012.2

Income from operations	64.2	53.0	243.6	204.9

Other income (expense):
Interest expense	(48.8)	(54.7)	(211.1)	(226.0)
Realized and unrealized gain on derivative instruments, net	—	1.3	2.3	5.6
Loss on early extinguishment of debt	(7.4)	—	(38.0)	(22.9)
Other income (expense), net	0.2	0.1	2.2	(0.4)
Income Tax (expense) benefit	(2.3)	(1.2)	(145.7)	(3.9)
Net Income (loss)	$5.9	$(1.5)	$(146.7)	$(42.7)

(1)         The unaudited condensed consolidated statements of operations above and the information in this release should be read in conjunction with our Form 10-K for the year ended December 31, 2016, filed with the SEC on March 23, 2017.

About WOW!

WOW! is one of the nation’s leading providers of high-speed Internet, cable TV and phone serving communities in the U.S.  Our operating philosophy is to deliver an employee and customer experience that lives up to its name.  WOW! is privately owned by Avista Capital Partners and Crestview Partners.  For more information, please visit www.wowway.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this release are forward-looking statements.  Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business.  Forward-looking statements are not guarantees of future performance and we caution you not to place undue reliance on such statements.  Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.  The forward-looking statements included in this release are made as of the date hereof.  Except as required by law, we assume no obligation to publicly update any forward-looking statement, even if new information becomes available in the future or if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.  Actual results may differ materially from those expected because of various risks and uncertainties, many of which are beyond our control, including the wide range of competition we face in our business; competitors that are larger and possess more resources; competition; dependence upon a business services strategy; conditions in the economy, including potentially uncertain economic conditions; our ability to secure new businesses as customers; demand for our bundled broadband communications services may be lower than we expect; our ability to respond to rapid technological change; increases in programming and retransmission costs; a decline in advertising revenues; the effects of regulatory changes in our business; our substantial level of indebtedness; certain covenants in our debt documents; programming exclusivity in favor of our competitors; inability to obtain necessary hardware, software and operational support; and strain on business and resources from future acquisitions, or the inability to identify suitable acquisitions.  You should review our filings with the SEC, including the section titled “Risk Factors” contained in our Annual Report on Form 10-K filed with the SEC on March 23, 2017.

Definitions of Non-GAAP Financial Measures and Operating Metrics

We have included certain non-GAAP financial measures in this release including Adjusted EBITDA and Transaction Adjusted EBITDA.  We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance.  We believe that these non-GAAP measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business.  We believe that these non-GAAP measures provide investors with useful information for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures.  We use these non-GAAP measures for business planning purposes and in measuring our performance relative to that of our competitors.  We believe these non-GAAP measures are measures commonly used by investors to evaluate our performance and that of our competitors.

Adjusted EBITDA is defined by WOW! as net income (loss) before net interest expense, income taxes, depreciation and amortization (including impairments), gains (losses) realized and unrealized on derivative instruments, management fees to related party, the write-up or write-off/disposal of any asset, debt modification expenses, loss on extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including equity based compensation expense) and certain other income and expenses, as further defined in our credit facilities.  Adjusted EBITDA is not a presentation made in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and our use of the term Adjusted EBITDA varies from others in our industry.  Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows, or as measures of liquidity.

Adjusted EBITDA has important limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.  For example, Adjusted EBITDA:

•                  excludes certain tax payments that may represent a reduction in cash available to us;

•                  does not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•                  does not reflect changes in, or cash requirements for, our working capital needs; and

•                  does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

See “Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures” and the accompanying tables below for reconciliations of Adjusted EBITDA to our net income (loss), which is the most directly comparable GAAP financial measure.

Furthermore, Adjusted EBITDA in this release is sometimes presented on a Transaction Adjusted basis, giving effect to the acquisition of HC Cable Opco LLC d/b/a NuLink (“NuLink”) on September 9, 2016 and our divestiture of the Lawrence, Kansas system on January 12, 2017, as if such transactions had been completed at the beginning of each period presented (see “Unaudited Transaction Adjusted Condensed Consolidated Financial and Subscriber Information” below for a complete discussion).

In addition, we use the following subscriber information in this release:

•                  Homes Passed — We report homes passed as the number of residential units, such as single residence homes, apartments and condominium units, passed by our broadband network and listed in our database, excluding those we believe are covered by exclusive arrangements with other providers of competing services.

•                  Subscribers — Because we deliver multiple services to our customers, we report the total number of customers (“Total Customers”) as those who subscribe to at least one of our high-speed data (“HSD”), video (“Video”) or telephony (“Telephony”) services without regard to which or how many of those services they subscribe.  We report Video subscribers as the number of basic cable subscribers and do not include customers who only subscribe to HSD or Telephony services in this total.  We define total Revenue Generating Units (“RGUs”) as the sum of HSD subscribers, Video subscribers and Telephony subscribers.

Subscriber information for acquired entities is preliminary and subject to adjustment until we have completed our review of such information and determined that it is presented in accordance with our policies.

Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

The following table provides an unaudited reconciliation of our net income (loss) to Adjusted EBITDA for the respective quarters ended and for the twelve month period ended (“LTM”) December 31, 2016 and December 31, 2015:

WideOpenWest Finance, LLC

Reconciliation of GAAP Measures to Non-GAAP Measures (Unaudited)

($ in millions)

	Three Months Ended								LTM
	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2015	2015	2015	2015	2016	2016	2016	2016	2015	2016

Net income (loss)	$(6.6)	$(27.5)	$(7.1)	$(1.5)	$4.8	$(145.0)	$(12.4)	$5.9	$(42.7)	$(146.7)
Depreciation and amortization	54.8	55.5	55.9	54.9	52.5	52.9	49.6	52.0	221.1	207.0
Management fee to related party	0.4	0.6	0.5	0.4	0.4	0.5	0.4	0.4	1.9	1.7
Interest expense	58.9	57.1	55.3	54.7	54.2	55.2	52.9	48.8	226.0	211.1
Loss on extinguishment of debt	—	22.9	—	—	—	2.5	28.1	7.4	22.9	38.0
Unrealized gain on derivative instruments, net	(2.0)	(1.1)	(1.2)	(1.3)	(1.1)	(1.2)	—	—	(5.6)	(2.3)
Non-recurring prof. fees, M&A integration and restr. exp.	3.5	4.2	4.8	3.5	1.1	2.4	3.8	2.9	16.0	10.2
Non-cash stock compensation	—	—	—	—	—	0.1	0.4	0.6	—	1.1
Other expense (income), net	(0.2)	—	0.6	—	—	(0.1)	(1.9)	(0.2)	0.4	(2.2)
Income tax (benefit) expense	0.9	1.0	0.8	1.2	1.0	147.6	(5.2)	2.3	3.9	145.7
Adjusted EBITDA (1)	$109.7	$112.7	$109.6	$111.9	$112.9	$114.9	$115.7	$120.1	$443.9	$463.6

(1)                                  See “Unaudited Transaction Adjusted Condensed Consolidated Financial and Subscriber Information” below for a reconciliation of Adjusted EBITDA to Transaction Adjusted EBITDA for the respective quarters ended giving effect the acquisition of NuLink on September 9, 2016 and our divestiture of the Lawrence, Kansas system on January 12, 2017, as if such transactions had been completed at the beginning of the respective periods presented herein

Unaudited Transaction Adjusted Condensed Consolidated Financial and Subscriber Information

The SEC requires that pro forma financial information be presented in a registrant’s periodic filings when events occur for which disclosure would be material to investors, including significant business combinations or the disposition of a significant portion of the business.  The significance of an acquired or disposed business is determined based on the “significant subsidiary” tests specified in Regulation S-X, Article 11, Rule 1-02(w).  In this regard, although the Company has made certain acquisitions and divestitures, such transactions do not meet the “significant subsidiary” tests and, accordingly, the Company’s historical financial information as filed with the SEC does not contain pro forma, financial information relating to those transactions.

Nevertheless, we make certain adjustments in this release to the historical financial and subscriber information of the Company (“Transaction Adjusted”) as filed with the SEC because we believe such information would be meaningful to investors by showing how such transactions might have affected the Company’s historical financial statements.  The unaudited Transaction Adjusted financial and subscriber information in this release has been prepared giving effect to our acquisition of the operating assets of NuLink on September 9, 2016 and our divestiture of the Lawrence, Kansas system on January 12, 2017, as if such transactions had been completed at the beginning of the respective periods presented herein.  The unaudited Transaction Adjusted financial and subscriber information is for informational purposes only and does not purport to represent what our results of operations, financial or subscriber information would have been if such transactions had occurred at any date, nor does such information purport to project the results of operations for any future period.

The unaudited Transaction Adjusted condensed consolidated financial and subscriber information in this release was prepared based on NuLink’s unaudited financial and subscriber information for the respective periods presented.  The historical unaudited financial and subscriber information has been adjusted to give a Transaction Adjusted effect to events that are directly attributable to such transactions, factually supportable and expected to have a continuing impact on the results.  The unaudited Transaction Adjusted financial information herein does not reflect non-recurring charges that have been incurred in connection with the transaction including legal fees, broker fees and accounting fees.

The following table provides an unaudited reconciliation of our Total Revenue to Transaction Adjusted Total Revenue, Adjusted EBITDA to Transaction Adjusted EBITDA and Capital Expenditures to Transaction Adjusted Capital Expenditures for the respective periods ended:

WideOpenWest Finance, LLC

Transaction Adjusted Condensed Consolidated Financial Information (Unaudited)

($ in millions)

	Three Months Ended								LTM
	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2015	2015	2015	2015	2016	2016	2016	2016	2015	2016

Total Revenue	$312.3	$305.8	$297.7	$301.3	$302.3	$307.5	$311.2	$316.0	$1,217.1	$1,237.0
Transaction Adjustments:
Revenue related to the Lawrence system	(11.8)	(11.6)	(11.5)	(11.5)	(11.5)	(11.3)	(11.5)	(11.4)	(46.4)	(45.7)
Revenue related to NuLink	6.1	6.2	6.2	6.2	6.2	6.2	4.7	—	24.7	17.1
Transaction Adjusted Total Revenue	$306.6	$300.4	$292.4	$296.0	$297.0	$302.4	$304.4	$304.6	$1,195.4	$1,208.4

Adjusted EBITDA	$109.7	$112.7	$109.6	$111.9	$112.9	$114.9	$115.7	$120.1	$443.9	$463.6
Transaction Adjustments:
Adjusted EBITDA related to the Lawrence system	(5.8)	(5.9)	(5.7)	(5.8)	(5.9)	(5.9)	(5.9)	(6.0)	(23.2)	(23.7)
Adjusted EBITDA related to NuLink	2.0	2.1	2.1	2.2	2.0	2.1	1.7	—	8.4	5.8
Transaction Adjusted EBITDA	$105.9	$108.9	$106.0	$108.3	$109.0	$111.1	$111.5	$114.1	$429.1	$445.7

Total Capex	$55.6	$54.7	$64.5	$57.1	$63.6	$71.3	$72.3	$80.3	$231.9	$287.5
Transaction Adjustments:
Capex related to the Lawrence system	(0.7)	(0.7)	(1.8)	(3.2)	(1.3)	(1.4)	(1.7)	(1.3)	(6.4)	(5.7)
Capex related to NuLink	0.8	1.1	1.1	0.7	1.2	1.7	0.9	—	3.7	3.8
Transaction Adjusted Total Capex	$55.7	$55.1	$63.8	$54.6	$63.5	$71.6	$71.5	$79.0	$229.2	$285.6

The unaudited Transaction Adjusted condensed consolidated financial information presented above should be read in conjunction with the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the consolidated financial statements and the accompanying notes appearing in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on March 23, 2017.

The following table provides an unaudited reconciliation of our reported subscriber information to Transaction Adjusted subscriber information as of the end of each of the respective quarterly periods:

	4Q-14	1Q-15	2Q-15	3Q-15	4Q-15	1Q-16	2Q-16	3Q-16	4Q-16

Reported Homes Passed	2,985,000	2,988,600	2,993,100	2,997,200	3,003,100	3,010,700	3,022,800	3,075,000	3,094,300
Transaction Adjustments:
NuLink	34,000	34,000	34,000	34,000	34,000	34,000	34,000	—	—
Lawrence	(66,900)	(66,900)	(67,100)	(67,300)	(67,500)	(67,600)	(67,700)	(67,900)	(68,000)
Transaction Adjusted Homes Passed	2,952,100	2,955,700	2,960,000	2,963,900	2,969,600	2,977,100	2,989,100	3,007,100	3,026,300

Reported Total Customers	809,100	799,200	787,100	781,700	777,800	784,600	785,600	800,800	803,400
Transaction Adjustments:
NuLink	15,500	15,600	15,400	15,500	15,500	15,400	15,200	—	—
Lawrence	(31,700)	(31,600)	(30,900)	(31,400)	(31,100)	(31,200)	(30,600)	(31,100)	(31,100)
Transaction Adjusted Total Customers	792,900	783,200	771,600	765,800	762,200	768,800	770,200	769,700	772,300

Reported HSD Subscribers	727,800	722,000	713,100	712,300	712,500	722,200	725,700	742,000	747,400
Transaction Adjustments:
NuLink	13,400	13,600	13,500	13,700	13,800	13,800	13,600	—	—
Lawrence	(27,800)	(28,000)	(27,500)	(28,000)	(28,000)	(28,200)	(27,800)	(28,400)	(28,500)
Transaction Adjusted HSD Subscribers	713,400	707,600	699,100	698,000	698,300	707,800	711,500	713,600	718,900

Reported Video Subscribers	634,700	606,500	582,700	564,500	547,500	537,200	524,300	514,900	501,400
Transaction Adjustments:
NuLink	10,900	10,800	10,400	10,300	10,200	10,100	9,800	—	—
Lawrence	(19,300)	(18,600)	(17,500)	(17,200)	(16,800)	(16,300)	(15,600)	(15,300)	(15,000)
Transaction Adjusted Video Subscribers	626,300	598,700	575,600	557,600	540,900	531,000	518,500	499,600	486,400

Reported Telephony Subscribers	359,400	339,600	324,500	310,600	296,800	286,600	277,500	267,400	258,100
Transaction Adjustments:
NuLink	4,100	4,000	4,000	3,900	3,900	3,700	3,600	—	—
Lawrence	(9,000)	(8,700)	(8,400)	(8,100)	(7,900)	(7,600)	(7,400)	(7,200)	(7,000)
Transaction Adjusted Telephony Subscribers	354,500	334,900	320,100	306,400	292,800	282,700	273,700	260,200	251,100

Reported Total RGUs	1,721,900	1,668,100	1,620,300	1,587,400	1,556,800	1,546,000	1,527,500	1,524,300	1,506,900
Transaction Adjustments:
NuLink	28,400	28,400	27,900	27,900	27,900	27,600	27,100	—	—
Lawrence	(56,100)	(55,200)	(53,400)	(53,300)	(52,600)	(52,200)	(50,800)	(50,900)	(50,500)
Transaction Adjusted Total RGUs	1,694,200	1,641,300	1,594,800	1,562,000	1,532,000	1,521,400	1,503,800	1,473,400	1,456,400